Exhibit 10.49

RESTRICTED STOCK AWARD AGREEMENT
(Outside Director Award)

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), and the participant identified on the Signature Page attached hereto (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the SeaWorld Entertainment, Inc. 2013 Omnibus Incentive Plan (the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the “Restricted Stock Award”) to the Participant pursuant to the Company’s Outside Director Compensation Policy (as amended and/or restated from time to time, the “Outside Director Policy”), the Plan and the terms set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.The Restricted Shares.

(a)Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of a number of shares of Common Stock (the “Shares” and such Shares subject to the vesting and other restrictions contained in this Agreement, the “Restricted Shares”) set forth on the Signature Page. The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.

2.Vesting of the Restricted Shares.

(a)Subject to the Participant’s continued employment with the Company, the Restricted Shares shall vest and become nonforfeitable with respect to one-third (1/3) of the Restricted Shares initially granted hereunder on each of the first, second and third anniversaries of the Vesting Reference Date (as defined below).  Notwithstanding the foregoing, immediately prior to and following the occurrence of a Change in Control that occurs prior to the date of termination of Participant’s employment with the Company and its subsidiaries for any reason (such date, a “Termination Date”), all of the Restricted Shares, to the extent then unvested, shall vest and become nonforfeitable.  For purposes of this paragraph, “Vesting Reference Date” means [Vesting Reference Date].

(b)Termination of Employment. If the Participant’s employment with the Company is terminated for any reason, the Restricted Shares shall, to the extent not then vested or previously forfeited, immediately become forfeited without any further action by the Company or the Participant, and without any payment of consideration therefor.   Notwithstanding anything to the contrary in this Agreement, if Participant is a non-employee director of the Company, the terms “employed” or “employment” shall refer to Participant’s service on the Company’s board of directors and “termination of employment” shall refer to termination of such board service.

3.Full Satisfaction. The Participant acknowledges that this Restricted Stock Award is in full satisfaction of the Participant’s entitlement (if any) to an [initial] [annual] equity award relating to the year in which the Date of Grant occurs under the terms of the Outside Director Policy.

4.Book Entry; Certificates.  The Company shall recognize the Participant’s ownership through uncertificated book entry.  If elected by the Company, certificates evidencing the Shares may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (x) the vesting of Restricted Shares pursuant to this Agreement and (y) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Shares.  As soon as practicable following such time, any certificates for the Shares shall be delivered to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto.  No certificates shall be issued for fractional Shares.  To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares that have not previously vested.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates (if any) to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

5.Rights as a Stockholder.  The Participant shall be the record owner of the Shares until or unless such Shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares; provided that (i) any cash or in‑kind dividends paid with respect to the Restricted Shares shall be accumulated by the Company and shall be paid to the Participant only when, and if, such Restricted Shares shall become vested pursuant to the terms of this Agreement, and (ii) the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 8.

6.Legend.  To the extent applicable, all book entries (or certificates, if any) representing the Shares delivered to the Participant as contemplated by Section 1 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions.  Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Section 8 below.

7.No Right to Continued Employment.  Neither the Plan nor this Agreement nor the granting of the Restricted Shares hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or engagement of the Participant.  Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

8.Transfer Restrictions; Lock-up.

(a)The Restricted Shares may not, at any time prior to becoming vested pursuant to the terms of this Agreement, be Transferred and any such purported Transfer shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b)“Transfer” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

9.Withholding.

(a)The Participant shall be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, from any Shares or from any compensation (including from payroll or any other amounts payable to the Participant) the amount (in cash, Shares, or other property) of any required withholding taxes in respect of this Restricted Stock Award, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability.

(b)Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest) or by having the Company withhold from the number of Shares otherwise deliverable to the Participant hereunder Shares with a fair market value not in excess of the statutory minimum withholding liability.  The Participant agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with this Restricted Stock Award.

10.Securities Laws; Cooperation.  Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement.  Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

11.Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

12.Choice of Law; Jurisdiction; Venue. This Restricted Stock Award shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.  Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of the Participant, the Company, and any transferees who hold Shares pursuant to a Transfer, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment.  Each of the Participant, the Company, and any transferees who hold Shares pursuant to a Transfer hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement (or any provision incorporated by reference) brought in any court of competent jurisdiction in the state of Delaware, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.

13.Shares Subject to Plan.  By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Shares granted hereunder are subject to the Plan.  The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant.

15.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth on the Company’s signature page.

Participant

Name:	[Participant Name]

Acknowledged and Agreed:

SeaWorld Entertainment, Inc.

Name:
Title:

Dated:	[Date of Grant]

Restricted Shares	[No. of Restricted Shares]